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                                   Exhibit 21

                           Subsidiaries of the Company

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                                                                                   Other Names under which
Name                                Jurisdiction of Incorporation               Business is Conducted (dba's)
----                                -----------------------------               -----------------------------

Management Securities Inc.                      Florida                                 Not Applicable

Jordan International Holdings, Inc.             Florida                                 Not Applicable
 (dissolved March 1996)

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